As filed with the Securities and Exchange Commission on September 15, 1999
                                                  Registration No. 333-___
___________________________________________________________________________
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           ____________________
                                 FORM S-8
                          REGISTRATION STATEMENT

                                   Under
                        The Securities Act of 1933

                         ACME ELECTRIC CORPORATION
          (Exact name of Registrant as specified in its charter)

     New York                                     16-0324980
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)
400 Quaker State Road
East Aurora, New York                             14052-2199
(Address of Principal Executive Office)           (Zip Code)

             ACME ELECTRIC CORPORATION 1998 STOCK OPTION PLAN
                         (Full title of the plan)

Michael A. Simon, Controller
ACME ELECTRIC CORPORATION
400 Quaker State Road
East Aurora, New York  14052-2199
(Name and address of agent for service)

716-655-3800
(Telephone number, including area code, of agent for service)

Copy to:  Phillips, Lytle, Hitchcock, Blaine & Huber LLP
3400 Marine Midland Center
Buffalo, New York  14203
Attention:  John B. Drenning, Esq.

                      CALCULATION OF REGISTRATION FEE

                                Proposed          Proposed
Title of                        Max.         Max.           Amount
securities     Amount           offering     aggregate      of
to be          to be            price per    offering       registration
registered     registered (1)   share (2)    price (2)      fee (3)
__________     ______________   _________    _________      ____________
Common Stock
$1 par
value(4)       500,000 shares   $6.344125    $3,172,062.50  $881.84

     (1) The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plans. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     (2) Pursuant to Rule 457(c), estimated solely for the purpose of determining the registration fee, as follows: (i) as to 101,000 shares now under option, on the basis of the aggregate price at which such shares may be purchased by the optionees, and
(ii) as to the remaining 399,000 shares for which options have not yet been granted, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 10, 1999.

     (3) This registration statement, pursuant to Instruction E to Form S-8, relates to 231,000 shares previously registered on Form S-8 (No. 33-79488 and No. 33-59523) in connection with a predecessor plan, with respect to which a registration fee of $1,679 has been paid.

     (4) This Registration Statement also pertains to rights to purchase shares of Common Stock. One-half right is attached to and trades with each share of Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.


                      EXPLANATORY STATEMENT

     A total of 441,220 shares of Common Stock of Acme Electric Corporation (the "Company") were registered by Registration Statements on Form S-8, File Nos. 33-79488 and 33-59523 in connection with the Company's 1989 Incentive Stock Option Plan (the "1989 Plan"). On October 30, 1998 the shareholders of the Company approved the Acme Electric Corporation 1998 Stock Option Plan (the "1998 Plan") and thereupon the 1989 Plan terminated. Two Hundred Thirty One Thousand (231,000) authorized but not granted shares of Common Stock of the Company which were registered in connection with the 1989 Plan will not be issued under the 1989 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission (Interpretation No. 86 of Section 6. Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations - July 1997), are carried forward to, this Registration Statement on Form S-8 in connection with the 1998 Plan.




                             PART I


     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the instructions for Form S-8, the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 are not being filed with the Securities and Exchange Commission as part of this Registration Statement, but will be sent or given to (optionees) as specified by Rule 428(b)(1).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The following documents previously filed with the Commission are incorporated by reference in this Registration
Statement.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

          (b) The Company's Quarterly Reports on Form 10-Q for the periods ended October 3, 1998, January 2, 1999 and April 3,
1999.

          (c) The description of the Common Stock contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, dated December 1, 1981 and the description of the Common Stock purchase rights contained in the Company's Registration Statement under Section 12 of the Securities Exchange Act of 1934 filed on November 15, 1993.

          In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     John B. Drenning, Secretary of the Company, is a partner in the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, which has rendered the legality opinion included in this Registration Statement as Exhibit 5.

Item 6.  Indemnification of Directors and Officers

          The New York Business Corporation Law ("NYBCL") grants corporations broad powers to indemnify their present and former directors and officers against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

          The Certificate of Incorporation and the By-Laws of the registrant provide for indemnification of directors and officers of the registrant to the fullest extent permitted by the NYBCL against expenses, liability and loss incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be, made parties by reason of their relationship with the registrant. In addition, the registrant has entered into indemnification agreements with each of its directors, providing for substantial indemnification rights and a mechanism for administering such rights.

          As permitted by the NYBCL, the registrant's Certificate of Incorporation provides that a director of the registrant shall not be liable for any breach of duty as a director, except to the extent that a judgment or other final adjudication adverse to him establishes that (1) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law,
(2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (3) his acts violated Section 719 of the NYBCL.

          In addition, the directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

Item 7.  Exemption from Registration.

     Not applicable.

Item 8.  Exhibits

     See the Exhibit Index, below.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on August 23, 1999.

                              ACME ELECTRIC CORPORATION


                              By:/s/Robert J. McKenna
                                 ______________________________
                                 ROBERT J. McKENNA
                                 Chairman, President and
                                 Chief Executive Officer

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT J. McKENNA, as his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                CAPACITY                           DATE
_________                ________                           ____

/s/Robert J. McKenna     Chairman, President and Chief      August 23, 1999
_____________________    Executive Officer (Principal
  Robert J. McKenna      Executive Officer) and Director

/s/Michael A. Simon      Controller (Principal Financial    August 24, 1999
_____________________    Officer and Principal
  Michael A. Simon       Accounting Officer)

/s/Robert D. Batting     Director                           August 23, 1999
_____________________
  Robert D. Batting

/s/Robert T. Brady       Director                           August 23, 1999
_____________________
  Robert T. Brady

/s/Randall L. Clark      Director                           August 23, 1999
_____________________
  Randall L. Clark

/s/Terry M. Manon        Director                           August 23, 1999
_____________________
  Terry M. Manon

                             INDEX TO EXHIBITS


Exhibit                                            Page Number
_______                                            ___________

5         -    Opinion of Phillips, Lytle,
               Hitchcock, Blaine & Huber LLP as to
               the legality of the securities
               registered.

23(a)     -    Consent of PricewaterhouseCoopers LLP

23(b)     -    Consent of Phillips, Lytle, Hitchcock,
               Blaine & Huber LLP (included in Exhibit 5)

24        -    Power of Attorney (included with
               signature page)

                           EXHIBITS 5 AND 23(b)
                           ____________________

                  OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                   BLAINE & HUBER LLP AS TO THE LEGALITY
                       OF THE SECURITIES REGISTERED

                       September 15, 1999





Acme Electric Corporation
400 Quaker Road
East Aurora, New York  14052-2199


          Re:  Acme Electric Corporation - Registration Statement
               on Form S-8
               __________________________________________________

Gentlemen:

          This opinion is given in connection with a Registration Statement (Form S-8) being filed by Acme Electric Corporation (the "Company") with the Securities and Exchange Commission relating to 500,000 shares of Common Stock, $1 par value ("Common Stock") to be issued pursuant to options exercised under the Acme Electric Corporation 1998 Stock Option Plan (the "Plan"). We have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its directors and other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of New York.

          2. The 500,000 shares of Common Stock which may be issued by the Company have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                              Very truly yours,

               PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

                          EXHIBIT 23(a)
                          _____________


              CONSENT OF PricewaterhouseCoopers LLP
                 INDEPENDENT PUBLIC ACCOUNTANTS

               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 5, 1998 relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of Acme Electric Corporation, which is incorporated by reference in Acme Electric Corporation's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report dated August 5, 1998 relating to the financial statement/ schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
______________________________
PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
September 15, 1999








































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